EXHIBIT 10.2

FORM OF INVESTMENT MANAGEMENT AGREEMENT

THIS INVESTMENT MANAGEMENT AGREEMENT, dated as of the _____th day of __________, 2013 (this “Agreement”) by and between ICON ECI FUND SIXTEEN, a Delaware statutory trust (“Fund Sixteen”) and ICON CAPITAL, LLC, a Delaware limited liability company (the “Investment Manager”). All capitalized terms used, but not defined, herein shall have the meanings ascribed to them in the Amended and Restated Trust Agreement of Fund Sixteen dated as of _______________, 2013, as amended from time to time (the “Trust Agreement”).

WHEREAS, Fund Sixteen was formed for the purpose of making Investments;

WHEREAS, the Investment Manager is engaged in the business of managing and providing advisory services with respect to Investments; and

WHEREAS, Fund Sixteen desires to engage the Investment Manager, and the Investment Manager desires to be engaged, to perform certain services to Fund Sixteen in connection with the Investments and the operations of Fund Sixteen.

NOW THEREFORE, in consideration of the covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

1. ADVICE AND SERVICES

A. The Investment Manager shall provide Fund Sixteen with advice and services as may be requested or required by Fund Sixteen to manage the Investments and operate Fund Sixteen, which advice and services (collectively, the “Services”) shall include, without limitation, the following:

(i) Provide advice, analysis (including credit and Capital Asset analysis and other due diligence), and recommendations with respect to the origination, investigation, structuring, financing, acquisition, monitoring, syndication, remarketing, extending, renewing, and disposing of potential and existing Investments;

(ii) Prepare and review and supervise the preparation and review of all agreements, certificates, amendments, notices, instruments, and other documents required to acquire, manage, finance, syndicate, remarket or dispose of any Investment or potential Investment;

(iii) Provide portfolio and asset management services with respect to existing and potential Investments; and

(iv) Provide such additional assistance and services to, and develop, license, and/or acquire such systems and software for the benefit of, Fund Sixteen as the Investment Manager deems appropriate in connection with the foregoing.

B. Fund Sixteen hereby appoints the Investment Manager as its agent and attorney-in-fact with full power, discretion and authority to make management decisions concerning the Investments and to enter into agreements and commitments, on behalf of and in the name of Fund Sixteen and its affiliates and subsidiaries, including, without limitation, lease agreements, loan agreements, financing agreements, purchase and sale agreements, and agreements with service providers and other third parties related to the Investments. This appointment of the Investment Manager as agent and attorney-in-fact includes the full power of substitution and further includes the full power to appoint agents and subagents to enter into agreements on behalf of Fund Sixteen and its affiliates and subsidiaries. The Investment Manager hereby agrees that the Services shall be carried out in accordance with customary and usual procedures of institutions that perform the Services, unless otherwise provided specifically in the Trust Agreement.

C. To the extent any expenses are incurred by the Investment Manager on behalf of Fund Sixteen and/or its subsidiaries and one or more funds or accounts managed by the Investment Manager, such expenses will be allocated, as determined by the Investment Manager in its sole discretion, between or among Fund Sixteen and/or the subsidiaries and such other funds or accounts based on the extent to which such expenses are reasonably attributable to such entities as determined by the Investment Manager.

D. The Investment Manager shall not be required to spend any specified amount of time in performing the Services for Fund Sixteen. The Investment Manager shall be required to devote only such time and attention to the performance of the Services as it, in its sole discretion, deems necessary to carry out the purposes of this Agreement.

E. Notwithstanding anything to the contrary in this Agreement, the Investment Manager may engage in or possess an interest in, directly or indirectly, any other present or future business venture of any nature or description for its own account, independently or with others, including, but not limited to, any aspect of the equipment leasing and finance business or any other business engaged in by Fund Sixteen and may become the managing member, investment manager or general partner in other entities and neither Fund Sixteen nor any of its Shareholders shall have any rights in or to such independent venture or the income or profits derived or received therefrom.

2. TERM AND TERMINATION

This Agreement shall be deemed effective upon execution by Fund Sixteen and the Investment Manager (the “Effective Date”). The term of this Agreement shall continue from the Effective Date for nine (9) years and thereafter shall automatically renew for additional one-year periods unless earlier terminated by Fund Sixteen. Fund Sixteen may terminate this Agreement at any time by giving the other party at least thirty (30) days written notice of termination. At the termination date specified in Fund Sixteen’s notice (the “Termination Date”), the obligations of the other party with respect to the Services related to the Investments shall terminate to the extent they have not yet been performed or are not required by this Agreement to have been performed before the Termination Date.

3. FEES AND EXPENSES

In consideration of the Services to be provided under this Agreement, the Investment Manager shall receive certain fees as set forth in Sections 6.4(f) and 6.4(g) of the Trust Agreement and be reimbursed for certain expenses as set forth in Section 6.4(h) of the Trust Agreement. Following the Termination Date, any fees and expenses accrued, but not yet paid, for Services provided up to and including the Termination Date shall be paid, but no other fees and expenses shall be payable to the Investment Manager following such Termination Date except that such Management Fees with respect to Investments acquired by Fund Sixteen prior to the Termination Date shall remain payable to the Investment Manager notwithstanding such termination as and when Fund Sixteen receives the Cash Flow from such Investments creating the obligation to pay such Management Fees, and in the event that the Investment Manager pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding.

4. MISCELLANEOUS

A. Assignability. The rights and obligations of the Investment Manager hereunder may only be assigned if the proposed assignee(s) is approved by Fund Sixteen in writing prior to any such assignment.

B. Delegation of Duties. Notwithstanding anything to the contrary in this Agreement, the Investment Manager may, from time to time and in its sole discretion, subcontract or delegate all or any part of the Services to any entity chosen by it, including any entity affiliated with it, with respect to one or more of the Services. Such subcontract or delegation, however, shall not relieve the Investment Manager of its responsibilities to Fund Sixteen hereunder with respect to any of the Services that are subject to the subcontract or delegation.

2

C. Notices. Notices under this Agreement shall be deemed to have been given if mailed, postage prepaid, by registered or certified mail, return receipt required, or delivered by courier service to the other party at such party’s address stated above or at any other address as a party may have provided by written notice to the other party.

D. Section Headings. Section, titles or captions contained in this Agreement are inserted as a matter of convenience and for reference only, and shall not be construed in any way to define, limit or extend or describe the scope of this Agreement or the intention of the provisions thereof.

E. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the matters set forth herein and supersedes any prior understanding or oral or written agreement. In the event of a conflict between the terms of this Agreement and the Trust Agreement, the terms of the Trust Agreement shall prevail; provided, that if any provision of this Agreement shall be deemed to conflict with the Trust Agreement in any respect, the remainder of this Agreement and the application thereof shall not be affected thereby and the provision deemed to conflict with the Trust Agreement shall be deemed rewritten to the extent necessary to eliminate such conflict.

F. No Third Party Rights. Nothing contained herein shall confer any rights upon any person that is not a party to this Agreement.

G. Choice of Law; Venue; Waiver of Trial by Jury. This Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law rules thereof. The parties to this Agreement consent to the jurisdiction of any local, State, or federal court located within New York, and waive any objection relating to improper venue or forum non conveniens to the conduct of any proceeding in any such court and further waive any right to have any claim or dispute arising from or related to this Agreement by parties to this Agreement against one or more parties to this Agreement, whether or not there are any additional third-parties to the action or proceeding, heard by a jury.

3

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the day and year first above written.

ICON ECI FUND SIXTEEN

By: ICON MT 16, LLC, its Managing Owner

By: ______________________________

Name: Michael A. Reisner

Title: Co-Chief Executive Officer, Co-President and Director

ICON CAPITAL, LLC

By: ______________________________

Name: Michael A. Reisner

Title: Co-Chief Executive Officer, Co-President and Director

4